EXHIBIT 21.1

Subsidiaries of Verint Systems Inc.

(as of January 31, 2012)

Name	Jurisdiction of Incorporation or Organization

Blue Pumpkin Software Israel Ltd.	Israel
CIS Comverse Information Systems Ltd.	Israel
Febrouin Investments Ltd.	Cyprus
Focal Info Bulgaria EOOD	Bulgaria
Focal Info Israel Ltd.	Israel
Global Management Technologies, LLC	Delaware
Global Management Technologies Asia-Pacific PTY Limited	Australia
Global Management Technologies Europe Limited	United Kingdom
Iontas, Inc.	Delaware
Iontas Limited	Ireland
Jacou Participações Ltda.	Brazil
MultiVision Holdings Limited	British Virgin Islands
Rontal Engineering Applications (2001) Ltd.	Israel
Rontal-USA Inc.	Delaware
Suntech S.A.	Brazil
Suntech Participações Ltda.	Brazil
Syborg GmbH	Germany
Syborg Grundbesitz GmbH	Germany
Syborg Informationsysteme b.h. OHG	Germany
Verint Americas Inc.	Delaware
Verint Blue Pumpkin Software GmbH	Germany
Verint Blue Pumpkin Software LLC	Delaware
Verint Systems (Asia Pacific) Limited	Hong Kong
Verint Systems (Australia) PTY Ltd.	Australia
Verint Systems (India) Private Ltd.	India
Verint Systems Japan K.K.	Japan
Verint Systems (Macau) Limited	Macau
Verint Systems (Singapore) Pte. Ltd. (1)	Singapore
Verint Systems (Zhuhai) Limited	People’s Republic of China
Verint Systems B.V.	The Netherlands
Verint Systems Canada Inc.	Canada
Verint Systems Cayman Limited	Cayman Islands
Verint Systems GmbH	Germany
Verint Systems Ltd.	Israel
Verint Systems Poland sp.z.o.o.	Poland

Verint Systems SAS	France
Verint Systems UK Ltd.	United Kingdom
Verint Technology Inc.	Delaware
Verint Technology UK Limited	United Kingdom
Verint Video Solutions AB	Sweden
Verint Video Solutions Inc.	Nevada
Verint Video Solutions SL	Spain
Verint Video Solutions UK Limited	United Kingdom
Verint Witness Systems Canada Inc.	Canada
Verint Witness Systems Deutschland GmbH	Germany
Verint Witness Systems	United Kingdom
Verint Witness Systems LLC	Delaware
Verint Witness Systems S.A. de CV	Mexico
Verint Witness Systems Services S.A. de CV	Mexico
Verint Witness Systems Software, Hardware, E Servicos Do Brasil Ltda	Brazil
Verint WS Holdings Ltd.	United Kingdom
View Links Euclipse Ltd.	Israel
Vovici LLC	Delaware
Witness Systems Software (India) Private Limited	India

(1)  We own a 50% equity interest in this entity and do not have the power to unilaterally direct or cause the direction of the management and policies of this entity.